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                                                                    Exhibit 99.1

                                   [PXRE LOGO]


                    PXRE ANNOUNCES OFFERING OF COMMON SHARES

HAMILTON, Bermuda - September 30, 2005 - PXRE Group Ltd. (NYSE:PXT) today announced that it intends to make a public offering of approximately $100 million of its common shares. PXRE expects to contribute the net proceeds of the offering to PXRE Reinsurance Ltd., its Bermuda reinsurance subsidiary, to support the underwriting of reinsurance business during the January 1, 2006 renewal period and throughout the balance of 2006. All shares that are being offered by the Company are being sold under the Company's registration statement on Form S-3 that has been declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of PXRE's common shares, nor shall there be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A preliminary prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the Company's underwriters for the offering.

PXRE - with operations in Bermuda, Europe and the United States - provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's common shares trade on the New York Stock Exchange under the symbol "PXT."

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," or "expects" or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company's objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE's financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment;
(iv) reinsurance prices may decline, which could affect the Company's profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties, which uncertainties are particularly acute in the wake of Hurricane Katrina; (vii) a decline in the credit rating assigned to the Company's claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company's ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company's investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company's reliance on reinsurance brokers exposes us to their credit risk; (xi) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xii) the Company may be adversely affected by foreign currency fluctuations; (xiii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiv) the impairment of the Company's ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvi) regulatory constraints may restrict the Company's ability to operate its business; (xvii) contention by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company's financial position or results; and (xviii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company's financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements. PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

Contact:
PXRE Group Ltd.
John Modin
Chief Financial Officer
441-296-5858
john.modin@pxre.com

Investors:
Citigate Sard Verbinnen
Jamie Tully
212-687-8080
jtully@sardverb.com